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                                                            EXHIBIT NO. 99.10(b)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 49 to Registration Statement No. 2-50409 on Form N-1A of our report dated June 6, 2003 on the financial statements and financial highlights of MFS Emerging Opportunities Fund and MFS Large Cap Value Fund, each a series of MFS Series Trust IX, included in the Funds' 2003 Annual Report to Shareholders.


                                              ERNST & YOUNG LLP
                                              ------------------------
                                              Ernst & Young LLP


Boston, Massachusetts
August 25, 2003